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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors and Stockholders
Tele-Communications, Inc.:


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-59121, 33-63139, 33-64127, 33-65479, 33-65493, 33-
65497, 333-00765 and 333-00835) on Form S-3, the Registration Statement (No. 33-65311) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-57635, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831, 33-65483, 33-65485,
33-65487, 333-06177 and 333-06179) on Form S-8 of Tele-Communications, Inc. of our report dated February 14, 1996, relating to the combined balance sheets of VII Cable as of December 31, 1995 and 1994, and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1995, which appears in the Current Report on Form 8-K of Tele-Communications, Inc.


Price Waterhouse LLP


150 Alameda Boulevard
San Jose, California
June 18, 1996